January 28, 2021

TrueBlue, Inc. 1015 A Street
Tacoma, Washington 98402

Re:    Third Amendment to Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of July 13, 2018 (as amended and otherwise modified from time to time, the “Credit Agreement”), by and among TRUEBLUE, INC., a Washington corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

Pursuant to the last paragraph of Section 11.01 of the Credit Agreement, the Administrative Agent and the Borrower hereby agree that the definition of “Asset Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) sixty percent (60%) of Accounts of the Loan Parties on an aggregate basis to (b) the difference of (i) the Total Revolving Outstandings on such date minus (ii) the difference of (A) unrestricted cash and Cash Equivalents of the Loan Parties on an aggregate basis minus (B) $50,000,000; provided, that, the amount of this clause (ii) shall not be less than zero. Notwithstanding the foregoing, if the calculation of clause (b) as of such date of determination would result in an amount equal to or less than $0, then clause (b)(ii) shall be disregarded for purposes of calculating the amount of clause (b).

The foregoing amendment shall be deemed effective as of December 27, 2020. The Borrower acknowledges and consents to the terms set forth herein and agrees that this letter agreement does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This letter agreement is a Loan Document.

This letter agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this letter agreement by facsimile or other secure electronic format (.pdf) shall be effective as an original.

THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]
CHAR1\1776674v2

CHAR1\1776674v2

Sincerely,

BANK OF AMERICA, N.A.,
as Administrative Agent

By:     Name: Aamir Saleem
Title: Vice President

CHAR1\1776674v2

TRUEBLUE, INC. THIRD AMENDMENT TO CREDIT AGREEMENT

CHAR1\1776674v2

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN: TRUE BLUE, INC.,

CHARl\1776674v2
TRUEBLUE, INC. THIRD AMENDMENT TO CRED IT AGREEMENT